iShares Trust

Screen #2 attachment for funds beyond series 99

105        ISHARES FTSE KLD 400 SOCIAL INDEX FUND              N
109                ISHARES FTSE NAREIT REAL ESTATE 50 INDEX FUND       N
110                ISHARES FTSE NAREIT RESIDENTIAL PLS CPD INDEX FUND  N
111                ISHARES FTSE NAREIT INDUSTRL/OFFICE CPD INDEX FUND  N
112                ISHARES FTSE NAREIT RETAIL CAPPED INDEX FUND        N
113                ISHARES FTSE NAREIT MORTGAGE PLS CAPPED INDEX FUND  N
114                ISHARES DJ INTERNATIONAL SELECT DIVIDEND INDEX FUND N
123        ISHARES FTSE EPRA/NAREIT NORTH AMERICA INDEX FUND   N
124                           ISHARES FTSE EPRA/NAREIT DEVELOPED EUROPE INDEX FD  N
125        ISHARES FTSE EPRA/NAREIT DEVELOPED ASIA INDEX FUND  N
126        ISHARES FTSE EPRA/NAREIT DEVELOPED RL ESTATE EX-US  N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99.
http://us.ishares.com/library/docs/semiannual_reports.htm